SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 MONROE BANCORP
                                 --------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] $125 per Exchange Act Rule O-11(c)(1)(ii), 14a-6(i)(l), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

1) Title of each class of securities to which transaction applies:
   Not applicable
--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:
   Not applicable
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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   Not applicable
--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:
   Not applicable
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5) Total fee paid:
   Not applicable
--------------------------------------------------------------------------------

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:  Not applicable
                                -----------------------------------------------

    2) Form Schedule or Registration Statement No.:  Not applicable
                                                     --------------------------

    3) Filing Party:  Not applicable
                      ---------------------------------------------------------

    4) Date Filed:  Not applicable
                    -----------------------------------------------------------

                              2003 NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                            [LOGO OF MONROE BANCORP]

                                                                  March 24, 2003




Dear Shareholder,

On behalf of our entire Board of Directors, I cordially invite you to attend our annual meeting of shareholders on April 24, 2003. At the meeting, we will review our performance for fiscal year 2002.

A notice of the meeting and proxy statement follow. You will also find enclosed your proxy voting card and the 2002 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

I look forward to seeing you on April 24th.


                                         Sincerely,



                                         Mark D. Bradford
                                         President and Chief Executive Officer

                                 Monroe Bancorp
                            210 East Kirkwood Avenue
                           Bloomington, Indiana 47408





                               Notice of the 2003
                         Annual Meeting of Shareholders



The annual meeting of shareholders of Monroe Bancorp will be held on April 24, 2003, at 10:00 a.m., local time, at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana to consider and take action on the following matters:

     1.   The election of David D. Baer, Dr. Bradford J. Bomba, Jr. and Timothy
          D. Ellis as directors of Monroe Bancorp to serve a three-year term expiring in 2006;

          The election of Harry F. McNaught, Jr., as director of Monroe Bancorp to serve a one-year term expiring in 2004;

     2. The ratification of the appointment of BKD, LLP, Certified Public Accountants, as independent auditors for fiscal year ending December 31, 2003; and

     3. The transaction of any other business that is properly raised at the meeting.

Your Board of Directors recommends a vote "in favor of" the two proposals.

Only those shareholders of record at the close of business on March 10, 2003 shall be entitled to notice of and vote at the annual meeting.



                                           By Order of the Board of Directors

Bloomington, Indiana
March 24, 2003

                                           R. Scott Walters
                                           Corporate Secretary

                                 Monroe Bancorp
                            210 East Kirkwood Avenue
                           Bloomington, Indiana 47408

                                 PROXY STATEMENT


                           ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting of shareholders of Monroe Bancorp to be held on April 24, 2003, beginning at 10:00 a.m., local time, at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana, and at any postponements or adjournments thereof. The proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the annual meeting. This proxy statement and form of proxy were first mailed to shareholders on or about March 24, 2003.

As of the close of business on March 10, 2003, the record date for determining shareholders entitled to notice of and to vote at the annual meeting, we had a total of 6,150,240 shares of common stock issued and outstanding, which were held by approximately 315 shareholders of record. The Company has no other outstanding securities entitled to vote.

Why did I receive this proxy statement?

On March 24, 2003, we began mailing this proxy statement to everyone who was a shareholder as of the record date of March 10, 2003. We prepare a proxy statement each year to let our shareholders know when and where we will hold our annual shareholders' meeting.

More importantly, this proxy statement:

     o includes detailed information about the matters that will be discussed and voted on at the meeting, and
     o provides you with updated information about the Company that you will need to consider in order to make an informed decision at the meeting.

Who will solicit the proxies and who is paying for them?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the shareholders. The cost of soliciting proxies will be borne by the Company. In addition to use of mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock and will reimburse them for the cost of forwarding the material.

What will occur at the annual meeting?

First, we will determine whether enough shareholders are present at the meeting to conduct business. A shareholder will be deemed to be "present" at the meeting if the shareholder:

     o    is present in person, or
     o is not present in person but has voted by proxy card prior to the meeting.

A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. If we do not have a quorum, then we will reschedule the meeting. The new meeting date will be announced at the meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum.

If a quorum is present at the meeting, then we will vote on:

     o    proposal to elect the following individuals as members of our Board of
          Directors: David D. Baer, Dr. Bradford J. Bomba, Jr., Timothy D. Ellis and Harry F. McNaught, Jr., and
     o a proposal to ratify our Board of Directors' appointment of BKD, LLP as our independent auditors for 2003.
     o    any other matters which are properly raised at the meeting.

All of the nominees listed were previously elected directors by the shareholders, except for Mr. McNaught who was elected by the Board in January 2003. On each proposal, you are entitled to one vote for each share of stock that you own. Cumulative voting is not permitted.

Your vote is completely confidential.

Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote for each of the proposals.

After each proposal has been voted on at the meeting we will discuss and take action on any other matter that is properly brought before the meeting. Finally, some of our officers will report on our recent financial results and our current operations.

The Board of Directors recommends that you vote FOR each of the proposals.

How many votes are necessary to elect the nominees for director?

The director nominees will be elected by a plurality of the votes cast at the annual meeting.

What if a nominee is unwilling or unable to stand for election?

Each of the persons nominated for election has agreed to stand for election. However, if unexpected events arise which cause one or more of them to be unable to stand for election, then either:

     o the Board of Directors can vote at the meeting to reduce the size of the Board of Directors, or
     o the Board of Directors may, during the meeting, nominate another person for director.

It is important for you to understand that if our Board of Directors nominates someone at the meeting, the person to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for the candidate of his or her choice.

How many votes are necessary to approve the other matters?

The holders of a majority of the shares having voting power present at the meeting, in person or by proxy, must vote for these proposals in order for them to pass. On these proposals, you may vote "for," "against" or "abstain." Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Indiana law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Indiana law. Broker non-votes will not affect the outcome of a vote on a particular matter.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

You should instruct your broker to vote your shares by following the directions your broker provides. If you fail to instruct your broker to vote your shares, your broker will be entitled to vote your shares on each of the proposals and any other matters presented at the meeting.

Who will count the votes?

Tellers appointed at the annual meeting will count the votes cast by proxy or in person.

How do I vote if I'm not planning to attend the annual meeting?

Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your proxies will vote:

     o    FOR the persons nominated for election as directors, and
     o FOR ratification of the appointment of BKD, LLP as independent certified public accountants for 2003.

What if I want to change my vote or revoke my proxy?

You can change your vote or revoke your proxy on a proposal any time before the meeting for any reason. To change your vote or to revoke your proxy before the meeting:

     o write to our Secretary at 210 East Kirkwood Avenue, Bloomington, Indiana 47408,
     o    submit another properly signed proxy with a more recent date, or
     o    vote in person at the meeting.

How do I raise an issue for discussion at an annual meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than November 22, 2003. If notice of any other shareholder proposal intended to be presented at the 2004 annual meeting is not received by the Company on or before February 5, 2004 the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary of the Company.

If a shareholder raises a matter at the meeting that requires a shareholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003.


                      PROPOSAL ONE -- ELECTION OF DIRECTORS

Four directors will be elected at the annual meeting. Messrs. Baer, Bomba and Ellis will serve a three-year term until the 2006 annual meeting or until their earlier resignation or removal. Mr. McNaught will serve a one-year term until the 2004 annual meeting or until his earlier resignation or removal. For more information about the nominees, see "Other Information You Need to Make an Informed Decision."

This year's nominees for election to the Board of Directors are as follows:


                                  David D.Baer
                              Director since 1981*
                                     Age 69

                           Dr. Bradford J. Bomba, Jr.
                               Director since 1996
                                     Age 41

                                Timothy D. Ellis
                               Director since 1996
                                     Age 65

                             Harry F. McNaught, Jr.
                           Director Since January 2003
                                     Age 48


* Mr Baer served as a director of the Bank from the date indicated and served as a director of the Company since its incorporation in 1984.

Our Board of Directors recommends that you vote FOR the election of Messrs. Baer, Bomba, Ellis and McNaught.

            PROPOSAL TWO-- RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected BKD, LLP to serve as our independent auditors for the 2003 fiscal year and is soliciting your ratification of that selection. In their role as independent auditors, they report on our financial statements.

A representative of BKD, LLP may be present at the meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your ratification of the Audit Committee's selection of BKD, LLP is not necessary because the Audit Committee has responsibility for selection of our independent auditors. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent auditors in the future.

Our Board of Directors recommends a vote FOR the proposal to ratify the selection of BKD, LLP as our independent auditor for 2003.

             OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS OF THE COMPANY

Who is on our Board of Directors?

The Directors, including nominees, are listed in the table below. Each director serves a term of three years or until the election and qualification of his successor.

CLASS 1 Directors (Terms expire 2003)
------------------------------------------------------------------------------------------------------------------
Name                               Age    Office and Business Experience for the Past Five Years
------------------------------------------------------------------------------------------------------------------
David D. Baer                       69    Mr. Baer has served as a Director and Chairman of the Company since its incorporation in 1984 and of the Bank since 1981.  Mr. Baer served as
                                          Chairman, President and CEO of the Bank and Company until May 1998.  He served as Chairman of the Company and the Bank from May 1998 to December
                                          1999, at which time he retired.   He remained a Director of the Bank and
                                          Company after his retirement, and was re-elected Chairman of the Company and the Bank in June 1999.

Dr. Bradford J. Bomba,              41    Dr. Bomba has served as a Director of the Company and the Bank since
      Jr.                                 1996.  He is a physician with Internal Medicine Associates.

Timothy D. Ellis                    65    Mr. Ellis has served as a Director of the Company and the Bank since
                                          1996.  He is a real estate broker and auctioneer for Tim Ellis Realtor &
                                          Auctioneer.


                                       6

CLASS 2 Directors (Terms expire 2004)
--------------------------------------------------------------------------------------------------------------------
Name                                Age    Office and Business Experience for the Past Five Years
--------------------------------------------------------------------------------------------------------------------
Joyce Claflin Harrell               55     Ms. Harrell has served as a Director of the Company since its incorporation in 1984 and of the Bank since 1983.  She served as Senior
                                           Vice President / CFO of Indiana University Foundation from April 1990 to
                                           April 1999.  She served as Vice President / Controller of Monroe Bank from 1982 to 1989.  She is a certified public accountant (CPA) and is
                                           President of Claflin Enterprises, LLC, which was formed in June 2002 to patent a home health care product.

Harry F. McNaught, Jr.              48     Mr. McNaught has served as a director of the Company and the Bank since
                                           January 2003.  He is the president of Denison Properties, Inc., which is a commercial real estate development company.

Richard P. Rechter                  63     Mr. Rechter has served as a Director of the Company since its incorporation in 1984 and of the Bank since 1971.  He is Chairman of the
                                           Rogers Group, Inc., which is a construction and construction materials company.

Charles R. Royal, Jr.               70     Mr. Royal has served as a Director of the Company and the Bank since
                                           1987.  He is the President / Dealer / Principal for Royal Chevrolet, Inc.



CLASS 3 Directors (Terms expire 2005)
--------------------------------------------------------------------------------------------------------------------
Name                               Age    Office and Business Experience for the Past Five Years
------------------------------------------------------------------------------------------------------------------

Mark D. Bradford                    45    Mr. Bradford originally joined the Bank in 1990 as a Senior Vice
                                          President and CFO and was named Executive Vice President and CFO in
                                          October 1998 and President and CEO on June 30, 1999.  He was elected
                                          Secretary/Treasurer of the Company in December 1997, and Vice
                                          President/Treasurer in December 1998.  He was named President, CEO and a
                                          Director of the Company and the Bank in June 1999.

Steven R. Crider                    44    Mr. Crider has served as a Director of the Company and the Bank since
                                          1995.  He is Vice President of Crider & Crider, Inc., which is a highway/site development contractor.

Paul W. Mobley                      62    Mr. Mobley has served as a Director of the Company since its incorporation in 1984 of the Bank since 1978.  He is Chairman of Noble
                                          Roman's, Inc., which sells and services franchises for pizza restaurants.

Board Committees and Meeting Attendance. The Board of Directors has an Executive Committee which also serves as a compensation committee and nominating committee, and an Audit Committee. Committees report their actions to the full Board at its next regular meeting. A description of the duties of each committee follows the table below.


                                      Committee Membership
                            Name                Executive       Audit
              ------------------------------------------------------------

              David D. Baer                        X*

              Dr. Bradford J. Bomba, Jr.

              Mark D. Bradford                      X

              Steven R. Crider                      X             X

              Timothy D. Ellis                                    X

              Joyce Claflin Harrell                               X*

              Paul W. Mobley

              Richard P. Rechter                    X             X

              Charles R. Royal, Jr.                 X

------------------------------
X        Member
*        Chairperson
         The Board held 13 meetings in 2002. No director attended fewer than 75% of all meetings of the Board of Directors held during the period for which that person has been a director and committee meetings of the Board of Directors held during the period on which that person served.

     Executive Committee. The Executive Committee held two meetings in 2002.

     o Has all of the power and authority of the Board when the Board is not in session, except under certain circumstances.

     o    Establishes executive compensation policies and programs.

     o    Establishes the base salaries for executive officers.

     o Reviews the Company's management development and succession planning policies.


Written recommendations for director nominees should be delivered to the Secretary, Monroe Bancorp, 210 East Kirkwood Avenue, Bloomington, Indiana 47408-3536. Any shareholder desiring to make a nomination for director must notify the Secretary of the Company no more than 50 or less than 10 days prior to the meeting. Notification must include certain information detailed in the Company's By-laws.


     Audit Committee. The Audit Committee held six meetings in 2002.

     o Examines the activities of the Company's independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures.

     o Reviews the Company's accounting policies and the objectivity of its financial reporting.

     o Considers annually the qualifications of the Company's independent auditors and the scope of their audit and selects the independent auditors.

     o Receives reports from the internal auditors and reviews the scope of the internal audit program.


How is our Board of Directors paid?

Director Fees. Through December 31, 2002, the Directors of the Company and the Bank (who are the same individuals) other than the Chairman of the Board, were compensated for their services in the amount of $600 per board meeting held. All Directors, other than inside Directors, also received a fee of $300 for each committee meeting attended. As Chairman of the Board of Directors, Mr. Baer received an annual fee of $20,000 and did not receive any additional compensation for meetings attended. Beginning in 2003, the Directors of the Company and the bank other than the Chairman of the Board are compensated for their services in the amount of $700 per board meeting held. All Directors, other than inside Directors, also receive a fee of $400 for each committee meeting held. The Chair of the Audit Committee receives a fee of $800 for each Audit Committee meeting held. As Chairman of the

Board of Directors, Mr. Baer receives an annual fee of $22,000 and does not receive any additional compensation for meetings attended.

Directors may defer receipt of fees into a grantor trust established by the Company. Amounts which are deferred are invested in various mutual funds at the participant's direction.

The 1999 Directors' Stock Option Plan. In 1999 the Board of Directors and the shareholders of the Company approved and adopted the 1999 Directors' Stock Option Plan of Monroe Bancorp (the "Directors' Plan") which provides for the grant of nonqualified stock options (NSOs) to those individuals who serve as Directors of the Company. A total of 153,000 shares of common stock of the Company have been reserved for issuance under the Directors' Plan.

Each member of the Board of Directors of the Company is covered by the Directors' Plan. Pursuant to the provisions of the Directors' Plan, on January 1, 1999, each Director was granted an option to acquire 5,000 shares of the Company's common stock ("Company Stock") at a per share option price of $13.25. Individuals elected to serve as Directors after January 1, 1999 who have not been granted an option under the Directors' Plan may also receive grants to acquire 5,000 shares of Company Stock, subject to the overall limits on the number of shares which can be issued under the Plan, at the discretion of the Board.

The option price per share of common stock will be determined by the Committee in its discretion; however, the per share option price will not be less than the fair market value of one share of Company Stock on the date the stock option is granted. Options granted under the Directors' Plan will vest, and thereby become exercisable, on the first anniversary of the date on which the options were granted.

The Directors' Plan will expire on December 31, 2009; after that date, no options will be granted under the Directors' Plan. However, options granted prior to that date will remain in effect in accordance with their terms.

EXECUTIVE OFFICERS OF THE COMPANY

Who are our Executive Officers?

The executive officers of the Company and the Bank are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                               Age    Office and Business Experience
------------------------------------------------------------------------------------------------------------------
Mark D. Bradford                   45     See Mr. Bradford's biography on page 7.

Gordon M. Dyott                    49     Mr.  Dyott  is the  Executive  Vice  President  of  the  Bank  and  Chief
                                          Financial Officer,  and the Vice President of the Company.  He originally joined the Bank as a Senior  Vice  President  in March  1996,  and became
                                          Executive  Vice  President in October  1998.  He served as head of retail banking,  operations and marketing  until December 2001. As of January 1,
                                          2002, he became Chief  Financial  Officer.  He was elected Vice President of the Company in December 1998.

J. Douglas Bennett                 47     Mr.  Bennett is a Senior Vice  President  of the Bank in charge of retail services  and  marketing.  He joined the Bank in January  2002.  Prior to his  employment  with the Bank,  he was partner at Equity +, a consulting company  specializing in financial  institutions in Crete,  IL. He has 23 years experience in the financial services area.

Robert J. Krupka                   42     Mr,  Krupka is a Senior Vice  President of the Bank in charge of lending.
                                          He  joined  the bank in March  2002.  Prior  to his  employment  with the
                                          Bank,  he  was  Senior  Vice  President  of  Credit  Administration  with
                                          Republic  Bank.  He became an  employee  of  Republic  Bank  through  its merger with D&N Bank,  where he had been Chief Credit Officer since March
                                          1997.

R. Scott Walters                   50     Mr.  Walters is the Secretary of the Company and a Senior Vice  President
                                          of the Bank for financial management  services.  He originally joined the
                                          Bank in 1985 as a Vice  President  and became  Senior Vice  President  in
                                          December 1990.  He was elected Secretary of the Company in December 1998.

How are our Executive Officers Paid?

                           Summary Compensation Table
                                                                                                Long-term
                                                        Annual Compensation                    Compensation
                                        --------------------------------------------------    ---------------
                                                                            Other Annual        Securities
   Name and Principal                                                       Compensation        Underlying          All Other
        Position               Year           Salary          Bonus             (1)            Options (#)      Compensation (3)
-------------------------- -------------   -------------   ------------    ---------------    ---------------   ------------------
Mark D. Bradford,              12/31/02        $135,000        $ 9,000            $ 8,400 (2)          5,000             $ 10,259
President CEO and              12/31/01         135,000         62,576              8,400 (2)              -               10,444
Director (1)                   12/31/00         135,000         53,701              7,650 (2)         10,000                6,706

Gordon M. Dyott,               12/31/02        $111,000        $ 6,000                  -                  -              $ 7,671
Exec. Vice President,          12/31/01         111,000         28,375                  -                  -                8,768
Chief Financial Officer        12/31/00         107,000         20,084                  -                  -                5,909

J. Douglas Bennett (4)         12/31/02        $ 92,308       $ 31,406  (5)             -                  -                    -
Senior Vice President
Retail Banking

Robert J. Krupka (4)           12/31/02        $ 81,000       $ 39,406  (5)             -                  -                    -
Senior Vice President
Lending

R. Scott Walters,              12/31/02        $ 83,000       $ 21,660                  -                  -              $ 5,220
Senior Vice President          12/31/01          83,000         28,304                  -                  -                7,266
Financial Management           12/31/00          80,000         25,562                  -                  -                5,342
Services

(1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus and are not required to be disclosed by applicable rules of the SEC.

(2) Consists of Directors' fees paid to Mr. Bradford for the fiscal years indicated.

(3) Consists of matching contributions by the Company under the Company's Thrift Plan and contributions by the Company under the Company's Employee Stock Ownership Plan.

(4) Three years of data is not presented because Mr. Bennett and Mr. Krupka joined the bank in 2002.

(5)  Includes signing bonuses to help defray relocation expenses.

1999 Management Stock Option Plan
---------------------------------

In 1999 the Board of Directors and the shareholders of the Company approved and adopted the 1999 Management Stock Option Plan of Monroe Bancorp ("Management Plan"). The Management Plan provides for the grant of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code ("Code") and (ii) nonqualified stock options ("NSOs") to officers and key employees of the Company or any of its subsidiaries, as selected by the administrative committee of the Management Plan.

A total of 427,000 shares of common stock have been reserved for issuance under the Management Plan. The option price per share of Company Stock will not be less than the fair market value of one share of Company Stock on the date the stock option is granted.

The Management Plan will expire on December 31, 2009; after that date, no options will be granted under the Management Plan. However, options granted prior to that date will remain in effect in accordance with their terms.

Individual Options Grants in Last Fiscal Year. The following table provides details regarding stock options granted to Mr. Bradford during the fiscal year ended December 31, 2002. In accordance with the rules of the Securities and Exchange Commission, there are shown the hypothetical gains or "options spreads" that would exist for respective options. These gains are based on assumed rates of annual compound stock price appreciation of five percent (5%) and ten percent (10%) from the date the options were granted over the full option term. Gains are reported net of the option exercise price, but before any effect of taxes. In assessing these values, it should be kept in mind that no matter what value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date, and that value would depend on the efforts of such executive to foster the future success of the Company for the benefit of all shareholders. The amounts reflected in the table may not necessarily be achieved.

                                                                                        Potential Realizable
                                                                                        Value at Assumed Rate
                                     Percent of                    Market                  of Stock Price
                      Number of         Total                      Price                  Appreciation for
                        Shares         Options                       on                      Option Term
                      Underlying     Granted to    Exercise or    Date of
                       Options      Employees in   Base Price      Grant    Expiration
Name                   Granted    Fiscal Year (%)   ($/Share)    ($/Share)     Date         5%($)    10%($)
----------------     -----------  ---------------  -----------   ---------  ----------  ----------------------
Mark D. Bradford        5,000           100%         $ 11.13      $ 11.13     1/1/12      $ 34,997  $ 88,692

Aggregate Option Exercises in Last Fiscal Year. The following table contains information concerning (1) each exercise of stock options during 2002 under the 1999 Stock Option Plan by each of the executive officers named in the Summary Compensation Table on the preceding page who have options, and (2) the value as of December 31, 2002 of each of the named executive officer's unexercised options on an aggregated basis.

                          Shares                        Number of Securities            Value of Unexercised
                         Acquired                      Underlying Unexercised           In-the-Money Options
                            on           Value       Options at Fiscal Year-End          at Fiscal Year-End
                         Exercise      Realized                  (#)                            ($)
Name                        (#)           ($)        Exercisable/Unexercisable       Exercisable/Unexercisable
---------------------    ----------    ----------    ----------------------------    ---------------------------
Mark D. Bradford             0             0               25,000  / 15,000                  8,750 /  54,600

Gordon M. Dyott              0             0               20,000 /       0                  7,000 /       0

R. Scott Walters             0             0               10,000 /       0                  3,500 /       0

Other Employee Benefit Plans
----------------------------

Thrift Plan. The Company maintains a Thrift Plan in which substantially all employees may participate. Under this plan, the Company contributes 100% of the employee's contributions up to 3% and 50% of the next 2% of the employee's compensation. The Company's expense for the Thrift Plan was $195,000 for the fiscal year ended December 31, 2002.

Employee Stock Ownership Plan. The Company maintains an Employee Stock Ownership Plan ("ESOP") in which substantially all employees may participate. The ESOP invests primarily in the stock of the Company. The amount of contributions by the Company to the ESOP, when they are made, is determined by the Board of Directors of the Company. Upon termination of employment, participants in the ESOP may require the ESOP to repurchase shares allocated to their account for a limited period of time. The Company's expense for the ESOP was $95,000 for the fiscal year ended December 31, 2002.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Who determines how much the executive officers are paid?

Decisions on compensation of the Company's executives are made by the Executive Committee which functions as the Compensation Committee. All decisions of the Executive Committee relating to the compensation of the Company's officers are reviewed by the full Board. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

Our Executive Committee is comprised of five directors, one of whom is an officer of the Company. Compensation for each executive officer is determined by the Compensation Committee under the process described in this report.

What are our goals, policies, and objectives?

The Executive Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of the Company as a whole.

What are the components of executive compensation?

In 2002, the company's executive compensation program had three principal components:

o base salary;
o annual variable incentive compensation; and
o stock options

During 2002, the cash-based annual variable (at-risk) incentive component and the stock option component linked executive compensation directly to the Company's 2002 financial performance.

Base Salary. A salary guideline is established for each salaried position in the company, including each executive officer position. The midpoint of each salary guideline approximates the median salary, adjusted for company size (in sales), of equivalent positions at the peer group companies. Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. In weighing these factors, the committee must make inherently subjective judgments.

Each year, the committee reviews the criteria discussed above and establishes the chief executive officer's base salary. The Chief Executive Officer did not participate in the deliberations of the Compensation Committee with respect to his compensation level. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Annual Variable Incentive Compensation. Each year the committee establishes objective performance criteria for the variable incentive compensation program. The committee oversees administration of the program covering executive officers.

The criteria for the program specify percentages of the participants' compensation to be paid as additional cash compensation based on the annual increase in the Company's modified pre-tax net income over the prior year's modified pre-tax net income. Net income is modified to add back executive officers' annual variable incentive compensation. In addition, certain executive officers may also receive additional variable incentive compensation based on performance criteria established for the various areas of the Company directly under their control.

The committee establishes target payouts for each participating position using the average bonus targets, adjusted for company size (in sales), of equivalent positions at the peer group companies. In 2002, the target payout for the Chief Executive Officer was 65.0% of his base salary. The actual payout under the plan varies from year to year depending on the Company's annual financial performance. Target payout amounts for executive officers and other plan participants also vary, depending on competitive compensation practices.

Under the 2002 program, Mr. Bradford received a variable compensation payment equal to

6.7% of his base salary, as reported in the Summary Compensation Table on page
12. This table reports amounts paid under this variable incentive program to all participants.

Stock Options. The purpose of the stock option plan is to further align management's interests with the Company's performance and interest of its shareholders. The committee grants stock options to executive officers. Stock options were granted under this plan in 2002. Since the exercise price of all grants represents the closing price of the company's common stock as reported on the NASDAQ National Market System on the grant date, the options have no value unless the common stock price exceeds the exercise price of the options.

The committee determines the number of stock options to grant on a limited basis based upon the Company meeting challenging performance goals. During 2002, Mr. Bradford was granted an option to purchase 5,000 shares of the Company's common stock. This grant was based on the Company's 2001 performance. No options were granted based on 2002 Company performance.

Other Benefits. At various times in the past the Company has adopted certain broad based employee benefit plans in which executive officer are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

The Company also provides medical and defined contribution plans to the executive officers that are generally available to the other Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for fiscal year 2002.


This Report by:

David D. Baer, Chairman
Mark D. Bradford
Steven R. Crider
Richard P. Rechter
Charles R. Royal, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

During the past fiscal year, Mr. Bradford, the current Chief Executive Officer of the Company, served on the Executive Committee which functions as the compensation committee. Mr. Bradford did not participate in any discussion or voting with respect to his salary as an executive officer and was not present in the room during the discussion by the Executive Committee of his compensation.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of Monroe Bancorp and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners. These banking transactions are made on substantially the same terms (including interest rates and collateral) as those prevailing at Monroe Bancorp and the Bank, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

At December 31, 2002, loans to directors and officers of Monroe Bancorp and the Bank and their associates totaled $7,520,000, equaling 17.0% of the Company's consolidated stockholders' equity.


FIVE-YEAR TOTAL SHAREHOLDER RETURN

The indexed graph on the following page indicates Monroe Bancorp's total return to its shareholders on its common stock for the past five years, assuming dividend reinvestment, as compared to total return for the Russell 2000 Index, the Bancorp's current peer group index (which is a line-of-business index prepared by an independent third party consisting of banks with assets between $500 million and $1 billion) and the peer group used in last year's Proxy (which was a line-of-business index prepared by an independent third party consisting of banks with assets between $250 million and $500 million). Monroe Bancorp's assets exceeded $500 million as of February 2002, therefore, the peer group was changed this year. The comparison of total return on investment for each of the periods assumes that $100 was invested on January 1, 1998, in each of Monroe Bancorp, the Russell 2000 Index, and the peer group indices.

The Company's common stock began trading on the NASDAQ National Market System under the symbol "MROE" on May 30, 2001. For the periods prior to May 30, 2001, the Company's common stock was traded on the OTC Bulletin Board. The values for Monroe Bancorp's stock are the year-end closing price per share as reported by NASDAQ for the period subsequent to May 30, 2001, and are based upon the trades of the stock of Monroe Bancorp of which management was aware for periods prior to May 30, 2001. Management did not have knowledge of the price paid in all transactions prior to May 30, 2001 and has not verified the accuracy of those prices that have been reported.

                  Comparative Five-Year Cumulative Total Return
                               Among the Company,
                     Russell 2000 Index and Peer Group Index




                        [PERFORMANCE CHART APPEARS HERE]



                                                           Period Ending
                                 ----------------------------------------------------------------------
Index                            12/31/97    12/31/98     12/31/99    12/31/00    12/31/01    12/31/02
-------------------------------------------------------------------------------------------------------
Monroe Bancorp                     100.00      124.13        96.23       82.00      109.89      144.09
Russell 2000                       100.00       97.45       118.17      114.60      117.45       93.39
SNL $250M-$500M Bank Index         100.00       89.55        83.31       80.22      113.97      146.96
SNL $500M-$1B Bank Index           100.00       98.32        91.02       87.12      113.02      144.30

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

Why are we receiving this report?

This report is being provided to inform shareholders of the Audit Committee oversight with respect to the Company's financial reporting. The Board of Directors adopted a written charter of the Audit Committee on February 15, 2001.

Who are the members of the Audit Committee?

The Audit Committee is comprised of four members of the Board of Directors of the Company. All of the members of the Audit Committee are independent (as defined in the Company's listing requirements) from management and the Company.

Has the Audit Committee reviewed the Company financial statements?

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 and the footnotes thereto with management and the independent auditors. Based on these discussions with management and the independent auditors, the Audit Committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standard No. 61.

The Audit Committee discussed with the Company's auditors the independence of such auditors from management and the Company, and received the written disclosures and the letter from its independent auditors concerning the auditors' independence required by the Independence Standards Board No. 1 to be made by the auditors to the Company. The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

This Report by:

Joyce Claflin Harrell, Chairperson
Steven R. Crider
Timothy D. Ellis
Richard P. Rechter

AUDIT FEES

BKD, LLP billed the Company $39,000 in fees for professional services rendered for the audit of the Company's 2002 financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

None.

ALL OTHER FEES

The Company paid BKD, LLP $92,039 in fees for professional services rendered for non-audit related work during the year. The Audit Committee determined the provision of these non-audit services is compatible with maintaining the independence of BKD, LLP.


SECURITIES OWNERSHIP OF MANAGEMENT

How much stock do our Executive Officers and Directors own?

The following table shows the number of shares of common stock owned by each director and named executive officer, and by the directors and all of the Company's executive officers as a group. The table shows ownership as of March 3, 2003.


                             Number of Shares                            Percent of Outstanding
Name                             Owned(1)         Right to Acquire(2)           Shares(3)
----                             --------         -------------------           ---------
David D. Baer                    114,680                  5,000                   1.95%

J. Douglas Bennett                     0                      0

Dr. Bradford J. Bomba,              4,500                 5,000                      *
     Jr.

Mark D. Bradford (4)(5)            20,766                25,000                      *

Steven R. Crider                    5,675                 5,000                      *

Gordon M. Dyott (4)                26,503                20,000                      *

Timothy D. Ellis                   35,268                 5,000                      *

Joyce Claflin Harrell              29,747                 5,000                      *

Robert J. Krupka                      200                     0                      *

--------------------------------------------

                                      Number of Shares                            Percent of Outstanding
Name                                      Owned(1)         Right to Acquire(2)           Shares(3)
----                                      --------         -------------------           ---------
Harry F. McNaught, Jr.                         400                      0                      *

Paul W. Mobley                              40,680                  5,000                      *

Richard P. Rechter                         233,550                  5,000                   3.88%

Charles R. Royal, Jr.                      315,090                  5,000                   5.21%

R. Scott Walters (4)(5)                     61,135                 10,000                   1.16%

Directors and executive officers           883,241                100,000                  15.99%
as a group (14 individuals)


*    Represents less than 1% of the outstanding shares of common stock

(1)  Includes shares for which the named person:
     o    has sole voting and investment power, or
     o    has shared voting and investment power with a spouse.
     Excludes shares that may be acquired through stock option exercises.

(2) Represents shares that can be acquired by executive officers and directors through stock options exercisable within sixty days of the date of this proxy statement.

(3) Percentage calculated by dividing (x) the sum of the number of shares in the "Number of Shares Owned" column with the number of shares in the "Right to Acquire" column for such individual, by (y) the sum of 6,150,240 (which is the number of shares of the Company outstanding at March 3, 2003) and the number of shares in the "Right to Acquire" column for such individual.

(4)  Amount includes shares held in the ESOP for such individual's account.

(5) Amount includes shares held for the benefit of the children of such individual.

SECTION 16(A) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records, we believe that during 2002 our directors and executive officers complied with all Securities and Exchange Commission filing requirements applicable to them.




SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company as of March 3, 2003, by the only shareholder or affiliated group of shareholders known by the Company to beneficially own 5% or more of the Company's common stock outstanding on that date.

                                               Amount and Nature of
Name and Address of Beneficial Owner         Beneficial Ownership (1)      Percent of Class
------------------------------------         ------------------------      ----------------
Monroe Bancorp Employee Stock                         331,829                   5.40%
    Ownership Trust
210 E. Kirkwood Avenue
Bloomington, IN 47408

Charles R. Royal, Jr. (2)                             320,090                   5.21%
1420 S. Valley Forge Road
Bloomington, IN 47401

(1) This information is based on Schedule 13D and 13G Reports filed by the beneficial owner with the Securities and Exchange Commission ("SEC") pursuant to applicable provisions of the Securities Exchange Act of 1934 ("Exchange Act"), and any other information provided to Monroe Bancorp by the beneficial owner. It does not reflect any changes in those shareholdings which may have occurred since that date. Beneficial ownership is direct except as otherwise indicated by footnote.

(2) Includes 5,000 shares which the named individual has the right to acquire upon the exercise of an option granted in 1999.

                                 REVOCABLE PROXY
                                 MONROE BANCORP

[] PLEASE MARK VOTES
   AS IN THIS EXAMPLE
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 2003
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MONROE BANCORP

The undersigned having received Notice of the Annual Meeting and accompanying materials dated March 24, 2003, hereby appoints Mr. Steven R. Crider and Mr. Charles R. Royal proxies, with the power of substitution, to represent and to vote, as designated below, all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Monroe Bancorp to be held on April 24, 2003 at 10 o'clock a.m. (local time) at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, in accordance with the following instructions. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of the three nominees listed below as directors of Monroe Bancorp to serve until the 2006 Annual Meeting and until their successors have been duly elected and qualified.
                                    [ ] For   [ ] Withhold   [ ] For All Except


     David D. Baer          Dr. Bradford J. Bomba, Jr.       Timothy D. Ellis

     Election of Harry F. McNaught, Jr., as a director of Monroe Bancorp to serve until the 2004 Annual Meeting and until his successor has been duly elected and qualified.
                                    [ ] For   [ ] Withhold   [ ] For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------

2. Ratification of the appointment of BKD, LLP as auditors for the fiscal year ending December 31, 2003.
                                    [ ] For   [ ] Against   [ ] Abstain

3. In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEMS 1 and 2.

     Please sign exactly as name(s) appear(s) hereon. If shares are held in the name of two or more persons, all must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or other acting in a representative or fiduciary capacity, please give full title as such.

     Please be sure to sign and date this Proxy         Date
     in the box below.                                  -----------------------
     ---------------------------------------------------------------------------



     ---------------------------------------------------------------------------
                            Signature of Stockholder

       Stockholder sign above ______________ Co-holder (if any) sign above

          Detach above card, sign, date and mail in envelope provided.

                                 MONROE BANCORP

                 PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY
                            IN THE ENCLOSED ENVELOPE.